                                                                   Exhibit 99.1

[iVillage Logo]



FOR IMMEDIATE RELEASE

           iVillage Inc. Reports Second Quarter 2001 Financial Results

  Company Meets Expectations and Confirms Its Drive to Q3 EBITDA Profitability

NEW YORK - July 24, 2001 - iVillage Inc. (Nasdaq: IVIL), the leading online women's media company, today announced financial results for the second quarter ended June 30, 2001, meeting the Company's previously stated revenue and Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA) guidance for the quarter. Pro forma results for all periods presented include results of Women.com.

For the quarter ended June 30, 2001, iVillage reported a pro forma EBITDA loss from continuing operations of $17.3 million, excluding restructuring charges, versus a pro forma EBITDA loss from continuing operations of $19.2 million for the comparable year-ago period and $17.7 million, excluding restructuring charges, for the first quarter 2001.

iVillage reconfirms its commitment to reaching previously stated EBITDA profitability targets. The Company expects to achieve EBITDA profitability in the third quarter 2001 through moderate revenue increases and its previously announced expense reduction initiatives, whereby the company has reduced pro forma 2001 annualized expenses by more than 50% versus 2000.

"During the second quarter we continued on our march to profitability by signing 16 new advertisers and cutting expenses by more than 50 percent," said Doug McCormick, Chairman and Chief Executive Officer of iVillage. "We also joined with 25 current advertisers in research projects, which irrefutable showed iVillage to be a very powerful branding vehicle for advertisers and a must buy for brands targeting women on the Internet. Our compelling research, strategic acquisitions and disciplined cost containment efforts position us to optimize a positive turnaround in the economy and specifically the advertising market."

McCormick continued, "Closing the Women.com acquisition and our joint selling effort with the Hearst Magazine Group, establishes iVillage as a significant player in multi-media platform sales. In addition to a strong offline partner, as part of the transaction, iVillage also received an infusion of cash, further strengthening the Company's financial position."

For the second quarter 2001, iVillage reported pro forma revenues from continuing operations totaling $15.2 million, compared to pro forma revenues from continuing operations of $31.7 million for the same period one year ago. For the quarter ended June 30, 2001, the Company earned approximately 77% of its advertising revenue from traditional advertisers.

Pro forma net loss from continuing operations, excluding restructuring charges for the second quarter 2001, totaled $26.3 million, or a pro forma net loss from continuing operations per share of ($0.48). This compares to a pro forma net loss from continuing operations, excluding a write-down of investments, of $39.3 million or ($0.72) per share for the same period one year ago. Second quarter 2001 pro forma net loss totaled $29.9 million or ($0.55) per share.

At the end of the second quarter 2001, iVillage had approximately $63 million in cash, cash equivalents and restricted cash on its balance sheet.

                             QUARTERLY DEVELOPMENTS


Creating the Number One Women's Network Online

o Closing of the Women.com Merger. In June, iVillage completed its merger with Women.com Networks, iVillage's leading competitor. As part of the transaction, iVillage received an additional $20 million in cash from Hearst Communications and other former Women.com stockholders. In addition, Hearst has committed to purchase iVillage production and advertising services in the range of $15 to $21 million over a three-year period.

o Moving into the Top 25 Web Properties. The combination with Women.com places iVillage firmly among the largest 25 digital media/Web properties worldwide, with approximately 13.5 million unique visitors for June 2001.

Proving the Model

o Research Study Reaffirms Effectiveness of Online Advertising. In cooperation with 25 of its top advertisers, iVillage generated research that concluded that advertising on the iVillage Network resulted in a significant increase in message recall and intent to purchase.

o Customized Research Offerings Add Value. Through special market research offerings, iVillage demonstrates to sponsors the value of advertising on the Web. iVillage research clients include Kimberly Clark, Wal-Mart, Unilever's "Dove" and "Snuggle" and Procter & Gamble's "Secret."

o Compelling Advertising Proposition. Despite a continued downturn in the overall advertising environment, iVillage continued to add to its stable of advertisers in the second quarter, incorporating 7 new brands from companies including Kraft, Pfizer and Procter & Gamble. In addition, the Company signed on 16 new advertisers including American Home
     Products/Whitehall-Robbins, ICN Pharmaceuticals and Philip Morris.

"There's an age of enlightenment that is now taking place on the Net for savvy advertisers," said McCormick. "With hard data from Jupiter Media Metrix and IAB proving the strength of the branding attributes the Web has to offer, it's essential for companies to include the Internet in their media mix."

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



Continued Diversification of Paid Products and Services

o iVillage Acquires Business Women's Network. In a separate release, iVillage announced its acquisition of the Business Women's Network (BWN), one of the most comprehensive sources of information and program linkage to the women's market around the world with one of the most extensive database of women's organizations and Web sites in the nation. The acquisition builds iVillage's subscription-based businesses and offers opportunities for expanded sales offerings.

o Offering Pay-Per-Use Tools. During the second quarter, in the astrology, health, lifestyle and wellness areas, iVillage developed pay-per-use tools, such as a stress calculator, which it sells directly to the iVillage audience, growing its range of product offerings and revenue streams. Paid subscriptions to MyAstrology.com, and the iVillage IQ test, introduced late in the second quarter, have already seen considerable traction.

o Adding Revenue From Subscription-based Services. iVillage continues to see a positive response to its subscription-based newsletters and services, packaging on- and offline components when appropriate for a rounded offering. The suite of paid subscription-based products launched this quarter includes a "Celebration" package, one of the first integrated offerings introduced as part of iVillage's new relationship with Hearst. The inaugural package combines a subscription to Redbook magazine with select newly developed iVillage pay-per-use tools.

Customer Usage Remained High in June 2001

o Traffic to iVillage grew to 314 million average monthly page views, almost double the 166 million average monthly page views for the same period in 2000.

o In terms of unique users, on a pro forma basis, iVillage ranked 21st out of the top 50 Web properties, with more than 13.5 million unique visitors.

o According to DART, iVillage UK continued to be the number one destination for UK women. iVillage UK also received the British Interactive Media Award
     (BIMA) for best community.

o iVillage continues to show strong stickiness, ranking 10th among the top 50 Web sites in terms of time spent per month. Visitors spent an average of approximately 30 minutes on the site and returned an average of 2.3 times per month according to Media Metrix.

About iVillage Inc.

iVillage is a leading women's media company, which includes iVillage.com, Women.com, Business Women's Network, Lamaze Publishing, The Newborn Channel, iVillage Solutions and Astrology.com. iVillage.com is a leading online women's destination providing practical solutions and everyday support for women 18 and over. Lamaze Publishing produces advertising-supported educational materials for expectant and new parents. The Newborn Channel is a satellite television network in over 1,000 hospitals nationwide.


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



iVillage.com is organized into branded communities across multiple topics of high importance to women and offers interactive services, peer support, content and online access to experts and tailored shopping opportunities. Content areas include Astrology, Babies, Beauty, Books, Diet & Fitness, Entertainment, Food, Games, Health, Home & Garden, Lamaze, Money, News & Issues, Parenting, Pets, Pregnancy, Relationships, Relaxation, and Work.

Established in 1995 and headquartered in New York City, iVillage Inc. (Nasdaq:
IVIL) is recognized as an industry leader in developing innovative sponsorship and commerce relationships that match the desire of marketers to reach women with the needs of iVillage.com members for relevant information and services.

Safe Harbor Statement under the Private Securities Litigation Reform Act of
1995:

iVillage Inc. has included in this press release certain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 concerning iVillage's business, operations and financial condition. The words or phrases "can be", "expects", "may affect", "may depend", "believes", "estimate", "project" and similar words and phrases are intended to identify such forward-looking statements. Such forward-looking statements are subject to various known and unknown risks and uncertainties and iVillage cautions you that any forward-looking information provided by or on behalf of iVillage is not a guarantee of future performance. Actual results could differ materially from those anticipated in such forward-looking statements due to a number of factors, some of which are beyond iVillage's control, in addition to those discussed in iVillage's other press releases, public filings and statements by iVillage's management, including (i) the volatile and competitive nature of the Internet industry, (ii) changes in domestic and foreign economic and market conditions,
(iii) the effect of federal, state and foreign regulation on iVillage's business, (iv) the impact of recent and future acquisitions and joint ventures on iVillage's business and financial condition, (v) iVillage's ability to establish and maintain relationships with advertisers, sponsors, and other third party providers and partners, (vi) the impact of pending litigation on iVillage's business and financial condition and (vii) iVillage's ability to successfully integrate and manage its acquisition of Women.com Networks, Inc. All such forward-looking statements are current only as of the date on which such statements were made. iVillage does not undertake any obligation to publicly update any forward-looking statement to reflect events or circumstances after the date on which any such statement is made or to reflect the occurrence of unanticipated events.

                                      # # #


CONTACTS:

iVillage Inc.

Carl Fischer (media)
212.600.6502
cfischer@mail.ivillage.com

Antonia Trigiani (investors)
212.600.6501
atrigiani@mail.ivillage.com

The Abernathy MacGregor Group Inc.

Carina Thate
212.371.5999
cct@abmac.com
                         iVillage Inc. and Subsidiaries
            Pro Forma Condensed Consolidated Statements of Operations
                    (in thousands, except per share amounts)
                                   (Unaudited)



                                                          Three months ended June 30,      Six months ended June 30,
                                                          ---------------------------      ------------------------
                                                              2001             2000            2001          2000
                                                          ------------      ---------      ---------      ---------
Revenues                                                     $  15,226      $  31,667      $  34,220      $  64,136
Operating expenses:
  Editorial, product development and technology                 12,764         18,624         29,720         36,017
  Sales and marketing                                           11,171         21,695         26,599         45,642
  Sales and marketing - NBC expenses                             2,140          2,815          2,780          6,107
  General and administrative                                     6,500          7,776         10,124         16,088
  Depreciation and amortization                                  8,852         22,335         17,261         44,514
                                                             ---------      ---------      ---------      ---------

      Total operating expenses                                  41,427         73,245         86,484        148,368
                                                             ---------      ---------      ---------      ---------

      Pro forma loss from operations                           (26,201)       (41,578)       (52,264)       (84,232)

Interest income, net                                               710          2,291          1,936          4,970
Other income, net                                                 (895)           (38)          (808)           123
Loss from unconsolidated joint venture                               -              -           (127)             -
                                                             ---------      ---------      ---------      ---------


Pro forma net loss before minority interest                    (26,386)       (39,325)       (51,263)       (79,139)

Minority interest                                                  130              -            109              -
                                                             ---------      ---------      ---------      ---------

Pro forma net loss from continuing operations                $ (26,256)     $ (39,325)     $ (51,154)     $ (79,139)
                                                             =========      =========      =========      =========

Pro forma basic and diluted net loss per share from
  continuing operations                                      $   (0.48)     $   (0.72)     $   (0.94)     $   (1.45)
                                                             =========      =========      =========      =========

Pro forma weighted average shares of common stock
  outstanding used in computing basic and diluted net
  loss per share from continuing operations                     54,545         54,534         54,547         54,504
                                                             =========      =========      =========      =========

Other supplemental information:
  Pro forma EBITDA loss                                      $ (17,349)     $ (19,243)     $ (35,003)     $ (39,718)
                                                             =========      =========      =========      =========
  Pro forma EBITDA loss, excluding NBC expenses              $ (15,209)     $ (16,428)     $ (32,223)     $ (33,611)
                                                             =========      =========      =========      =========



The Pro Forma Condensed Consolidated Statements of Operations include Women.com actuals for all periods presented

Pro Forma results include the effect of amortization expense from the $33.3 million of goodwill recognized relating to the Women.com acquisition, as if the acquisition was completed on January 1, 2000

Pro Forma results exclude the effects of the following non-recurring charges:
      - Restructuring charges of approximately $3.6 million in the second quarter 2001 and approximately $0.6 million in the first quarter 2001
      - Writedown of investments of approximately $0.1 million in the first quarter 2001 and approximately $8.1 million in the second quarter 2000
                         iVillage Inc. and Subsidiaries
                      Condensed Consolidated Balance Sheets

                                 (in thousands)
                                   (Unaudited)



                                                                      June 30,          December 31,
                                                                        2001              2000
                                                                    ------------       -------------
                                ASSETS:

Current assets:
  Cash and cash equivalents                                         $  53,627              $  48,963
  Accounts receivable, net                                              5,068                  7,864
  Other current assets                                                 10,836                  9,700
                                                                    ---------              ---------
      Total current assets                                             69,531                 66,527

Restricted cash                                                         9,250                  9,250
Fixed assets, net                                                      23,930                 20,057
Goodwill and intangible assets, net                                    65,230                 36,432
Other assets                                                            1,745                    137
Non-current assets of discontinued operations                              56                     56
                                                                    ---------              ---------
      Total assets                                                  $ 169,742              $ 132,459
                                                                    =========              =========


                  LIABILITIES and STOCKHOLDERS' EQUITY:

Current liabilities:
  Accounts payable and accrued expenses                             $  35,254              $  18,695
  Deferred revenue                                                      5,930                  6,337
  Deferred rent                                                           361                    361
  Net current liabilities of discontinued operations                      360                    882
                                                                    ---------              ---------
      Total current liabilities                                        41,905                 26,275

Deferred rent, net of current portion                                   4,637                  4,818
                                                                    ---------              ---------
      Total liabilities                                                46,542                 31,093

Minority interest                                                        (109)                     -

Commitments and contingencies

Stockholders' equity                                                  123,309                101,366
                                                                    ---------              ---------
      Total liabilities and stockholders' equity                    $ 169,742              $ 132,459
                                                                    =========              =========


                          iVillage Inc. and Women.com
            Pro Forma Income Statement ($ in Million except for EPS)



                                                          Mar-00      Jun-00     Sep-00     Dec-00      FY 00     Mar-01    Jun-01
Revenue                                                  32.469      31.667     29.036     26.827    119.999     18.994    15.226
Growth q-q                                                    8%         -2%        -8%        -8%                  -29%      -20%
Growth Y/y                                                  296%        155%        83%       -11%        80%       -42%      -52%


Editorial, product development & technology               17.393      18.624     20.158     18.718     74.893     16.956    12.764
  % of Revenues                                              54%         59%        69%        70%        62%        89%       84%
Sales and marketing                                       27.239      24.510     25.527     23.878    101.154     16.068    13.311
  % of Revenues                                              84%         77%        88%        89%        84%        85%       87%
General and administrative                                 8.312       7.776      8.262      5.260     29.610      3.624     6.500
  % of Revenues                                              26%         25%        28%        20%        25%        19%       43%
Restructuring Charges                                          -           -          -      0.418      0.418      0.643     3.640
  % of Revenues                                               0%          0%         0%         0%         0%         3%       24%
Depreciation and amortization                             22.179      22.335     22.597     15.698     82.809      8.409     8.852
  % of Revenues                                              68%         71%        78%        59%        69%        44%       58%
Impairment of goodwill                                         -           -     98.056     36.933    134.989          -         -
  % of Revenues                                               0%          0%       338%       138%       112%         0%        0%
                                                       ----------------------------------------------------------------------------
Total operating expenses                                  75.123      73.245    174.600    100.905    423.873     45.700    45.067
  % of Revenues                                             231%        231%       601%       376%       353%       241%      296%

                                                       ----------------------------------------------------------------------------
Pro forma loss from operations                           (42.654)    (41.578)  (145.564)   (74.078)  (303.874)   (26.706)  (29.841)

Interest income (expense) & other                          2.679       2.291      2.130      1.712      8.812      1.226     0.710
Other income (expense)                                     0.161      (0.038)     0.400      0.072      0.595      0.087    (0.895)
Write down of investments                                             (8.079)    (8.900)    (0.517)   (17.496)    (0.104)
Loss from unconsolidated JV                                    -           -     (0.115)    (0.307)    (0.422)    (0.127)        -
Minority interest                                              -           -          -          -          -     (0.021)    0.130
                                                       ----------------------------------------------------------------------------
Pro forma net loss from continuing operations            (39.814)    (47.404)  (152.049)   (73.118)  (312.385)   (25.645)  (29.896)
Discontinued operations                                   (3.602)     (9.251)     0.409     (0.195)   (12.639)         -         -
                                                       ----------------------------------------------------------------------------
Pro forma net loss                                       (43.416)    (56.655)  (151.640)   (73.313)  (325.024)   (25.645)  (29.896)

Pro forma EPS from continuing operations -
excluding impairment of goodwill,
investment writedowns
and restructuring charges                                $ (0.73)    $ (0.72)   $ (0.83)   $ (0.65)   $ (2.92)   $ (0.46)  $ (0.48)

 Pro forma EPS                                           $ (0.80)    $ (1.04)   $ (2.78)   $ (1.34)   $ (5.95)   $ (0.47)    (0.55)
 Shares out                                                 54.5        54.5       54.5       54.6       54.6       54.5      54.5

Additional Financial Information
Revenue from barter                                        0.808       0.903      0.965      0.900      3.576      0.535     0.799
  % of Revenues                                               2%          3%         3%         3%         3%         3%        5%
Sales and marketing related to NBC                         3.292       2.815      0.640      0.640      7.387      0.640     2.140
Pro forma EBITDA                                         (20.475)    (19.243)   (24.911)   (21.447)   (86.076)   (18.297)  (20.989)
Pro forma EBITDA - excluding NBC                         (17.183)    (16.428)   (24.271)   (20.807)   (78.689)   (17.657)  (18.849)

Balance Sheet and Other Highlights
 Cash & Restricted Cash (in millions)                     161.20      131.70     109.34      88.35      88.35      66.42     62.88
Average monthly pageview (in 000)*                           149         166        204        214                   241       314
Member & Member equivalents (mill)*                        4.942       5.287      5.738      5.998                 6.638     7.024



* Unaudited data